Exhibit 99.1

Journey Medical Corporation Reports First Quarter 2024 Financial Results and Recent Corporate Highlights

New Drug Application for DFD-29 to treat rosacea accepted for U.S. FDA review; PDUFA goal date of November 4, 2024

Total revenues for the first quarter ended March 31, 2024 were $13.0 million, a 7% increase from the $12.2 million reported in the first quarter of 2023

Company to hold conference call today at 4:30 p.m. ET to discuss the financial results and provide a business update

Scottsdale, AZ – May 13, 2024 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of U.S. Food and Drug Administration (“FDA”)-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2024.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “We delivered solid first quarter results with year-over-year revenue growth of 7%. These results were driven by greater than 20% year-over-year growth in our flagship products, Qbrexza® and Accutane®.”

Mr. Maraoui continued, “Additionally, we made significant progress advancing our development program for DFD-29 (Minocycline Hydrochloride Modified Release Capsules, 40 mg). Following our positive Phase 3 clinical trial results, the FDA accepted our New Drug Application (“NDA”) in March 2024, and assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of November 4, 2024. We believe this is a pivotal milestone for Journey Medical, as DFD-29, if approved, represents a significant commercial opportunity for the Company. We remain focused on driving growth and profitability from our current dermatology franchise and look forward to the opportunity to launch DFD-29 to benefit patients with rosacea and to leverage our existing commercial infrastructure.”

Financial Results:

•	Total net product revenues were $13.0 million for the first quarter of 2024, representing 7% growth compared to net product revenues of $12.2 million for the first quarter of 2023. The increase is primarily due to an increase in net product revenues for Qbrexza and Accutane as the Company continues to focus marketing efforts on these products. The increase was partially offset by a decrease in net product revenues from Amzeeq® and Zilxi® as a result of lower sales volume and Targadox® and Ximino®. Targadox continues to experience erosion due to generic competition and the Company discontinued selling Ximino at the end of the third quarter 2023.

•	Cost of goods sold increased by $0.4 million to $6.8 million for the three-month period ended March 31, 2024, from $6.4 million for the three-month period ended March 31, 2023, due to the increase in net product revenues.

•	Research and development costs were $7.9 million in the first quarter of 2024, compared to $2.0 million in the first quarter of 2023. The increase is driven by a $4.0 million filing fee payment to the FDA in January 2024 for DFD-29 in addition to an accrued $3.0 million expense, for a contractual milestone payment owed to Dr. Reddy’s Laboratories, Ltd (“DRL”) triggered by the FDA’s acceptance of the DFD-29 NDA submission in March 2024. This was partially offset by lower clinical trial expenses to develop DFD-29 as the project concludes.

•	Selling, general and administrative expenses decreased by $4.9 million to $8.4 million for the three-month period ended March 31, 2024, from $13.3 million for the three-month period ended March 31, 2023. The decrease is due to the Company’s expense reduction efforts.

•	The Company’s net loss was $10.4 million, or $(0.53) per share basic and diluted, for the first quarter of 2024, compared to a net loss of $10.1 million, or $(0.57) per share basic and diluted, for the first quarter of 2023.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $11,000, or $0.001 per share basic and diluted, for the first quarter of 2024, compared to Adjusted EBITDA of $(5.3 million), or $(0.30) per share basic and diluted, for the first quarter of 2023. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At March 31, 2024, the Company had $24.1 million in cash and cash equivalents as compared to $27.4 million in cash and cash equivalents at December 31, 2023.

Recent Corporate Highlights:

•	In March 2024, the FDA accepted the Company’s NDA filing for DFD-29 and set a PDUFA goal date of November 4, 2024. If approved, DFD-29 has the potential to be the only oral, systemic therapy to address inflammatory lesions and erythema (redness) from rosacea, differentiating it as a potential best-in-class solution for the millions of patients suffering from rosacea. The Company submitted its NDA to the FDA seeking approval for DFD-29 for the treatment of inflammatory lesions and erythema of rosacea in adults in January 2024.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on May 13, 2024, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10188768/fc6df642e0. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets seven branded and two generic products that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful development and regulatory approval of the DFD-29 product candidate and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$24,057	$27,439
Accounts receivable, net of reserves	9,799	15,222
Inventory	10,580	10,206
Prepaid expenses and other current assets	2,577	3,588
Total current assets	47,013	56,455

Intangible assets, net	19,473	20,287
Operating lease right-of-use asset, net	79	101
Other assets	6	6
Total assets	$66,571	$76,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,343	$18,149
Due to related party	198	195
Accrued expenses	20,033	20,350
Accrued interest	241	22
Income taxes payable	37	53
Installment payments – licenses, short-term	3,000	3,000
Operating lease liability, short-term	84	99
Total current liabilities	38,936	41,868

Term loan, net of discount	14,684	14,622
Operating lease liability, long-term	-	9
Total liabilities	53,620	56,499

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 13,932,310 and 13,323,952 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023	1	1
Additional paid-in capital	95,746	92,703
Accumulated deficit	(82,797)	(72,355)
Total stockholders' equity	12,951	20,350
Total liabilities and stockholders' equity	$66,571	$76,849

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended March 31,
	2024	2023
Revenue:
Product revenue, net	$13,030	$12,165
Other revenue	-	48
Total revenue	13,030	12,213

Operating expenses
Cost of goods sold – product revenue	6,816	6,449
Research and development	7,884	2,033
Selling, general and administrative	8,420	13,292
Total operating expenses	23,120	21,774
Loss from operations	(10,090)	(9,561)

Other expense (income)
Interest income	(217)	(122)
Interest expense	548	650
Foreign exchange transaction losses	21	47
Total other expense (income)	352	575
Loss before income taxes	(10,442)	(10,136)

Income tax expense	-	-
Net Loss	$(10,442)	$(10,136)

Net loss per common share:
Basic and diluted	$(0.53)	$(0.57)
Weighted average number of common shares:
Basic and diluted	19,757,449	17,807,194

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, severance and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred in connection with our DFD-29 product candidate, including the filing fee payment made to the FDA and contractual milestone payment, which is the only product in our portfolio not currently approved for marketing and sale, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2024	2023
GAAP Net Loss	$(10,442)	$(10,136)

EBITDA:
Interest	331	528
Taxes	-	-
Amortization of acquired intangible assets	814	1,069
EBITDA	(9,297)	(8,539)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,406	646
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 application fee and milestone payments)	7,740	1,999
Foreign exchange transaction losses	21	47
Severance	141	526
Non-GAAP Adjusted EBITDA	$11	$(5,321)

Net income (loss) & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.53)	$(0.57)
Non-GAAP Adjusted EBITDA	$0.00	$(0.30)
Diluted
GAAP Net Loss	$(0.53)	$(0.57)
Non-GAAP Adjusted EBITDA	$0.00	$(0.30)

Weighted average number of common shares:
GAAP - Basic and Diluted	19,757,449	17,807,194
Non-GAAP - Basic	19,757,449	17,807,194
Non-GAAP - Diluted	23,355,226	17,807,194